UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 25, 2009

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33749	26-0500600
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3 Manhattanville Road, Purchase, NY		10577
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 272-8067
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2009, Retail Opportunity Investments Corp. (the "Company") entered into an agreement of purchase and sale and joint escrow instructions (the "Purchase Agreement") with PPSC, LLC and 15717 Downey Ave LLC to acquire a shopping center located in Paramount, Los Angeles County, California (the "Property"), for a purchase price of approximately $18.1 million to be paid, in cash, at closing. The Purchase Agreement contains terms, conditions, covenants, and representations and warranties from each of the parties that are customary and typical for a transaction of this nature. The acquisition of the Property is expected to close in December 2009, but remains subject to customary closing conditions including, the satisfactory completion by the Company of a due diligence inspection of the Property during the Company's due diligence period. During the due diligence period, the Company has the right to terminate the Purchase Agreement if the Company deems the Property unsuitable for any reason, in its sole discretion.

The Property is a 95,000 square foot, recently renovated, shopping center with an overall occupancy rate of approximately 95%. The Property has three major anchor tenants, including Fresh & Easy Neighborhood Market (Tesco), Rite Aid and T.J. Maxx and approximately 70% of in-place base rent is represented by these anchor tenants. The Property, which complements the acquisition strategy of the Company, is located in a densely populated area, with approximately 215,000 people living within a five-mile radius of the Property.

Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on the current expectations and projections of the Company about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the Company’s other SEC filings.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired Not applicable

(b)	Pro Forma Financial Information Not applicable

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.

Dated: December 2, 2009	By:	/s/ John B. Roche
John B. Roche
Chief Financial Officer